Exhibit D


Rule 24 Reporting Requirement No. 6
July 1, 2005 through September 30, 2005

I. Types of services and goods sold by Enron to Portland General:
                                                                                                  Amounts
Company                                          Description                                     Expended
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
Enron to Portland General Electric               Insurance coverages, premiums paid by              $889,042.00
                                                 Enron
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II. Types of services and goods sold by Portland General to Enron:
                                                                                                  Amounts
Company                                          Description                                     Expended
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Portland General Electric to Portland General    Accounting, tax and legal support services          $ 9,428.70
Holdings, Inc.*
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

* Portland General Holdings, Inc. is a direct wholly-owned subsidiary of Enron.